Exhibit 10.12

TERMINATION AGREEMENT

TO TAX RECEIVABLE AGREEMENT

This TERMINATION AGREEMENT TO TAX RECEIVABLE AGREEMENT (this

“Agreement”), by and between REMAX Holdings, LLC, a Delaware limited liability company (as successor to RE/MAX Holdings, Inc.) (“Wildlife”), and Parallaxes Rain Co-Investment, LLC, a Delaware limited liability company (“Parallaxes”), dated as of September 25, 2026 (the “Effective Date”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Tax Receivable Agreement (as defined below).

WHEREAS, Wildlife and Weston Presideo V, L.P. entered into that certain Tax Receivable Agreement, dated as of October 7, 2013 (as may be amended, restated, supplemented or otherwise modified from time to time and together with the annexes, exhibits and schedules attached thereto, the “Tax Receivable Agreement”);

WHEREAS, pursuant to the Joinder dated December 19, 2018 (the “Joinder”) between Wildlife, Parallaxes Capital Opportunities Fund I L.P. and Parallaxes, Parallaxes became party to the Tax Receivable Agreement for all purposes of the Tax Receivable Agreement and with respect to the Interest (as defined in the Joinder) (collectively, the “TRA Interest”);

WHEREAS, Parallaxes has agreed to enter into this Agreement, providing for the termination of TRA Interest and any and all of its rights under the Tax Receivable Agreement, in each case in exchange for the payment by Wildlife of the Termination Payment; and

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Wildlife and Parallaxes hereby agree as follows:

1.Termination of Tax Receivable Agreement. Each of Wildlife and Parallaxes hereby agrees that, effective immediately upon the receipt by Parallaxes of the Termination Payment pursuant to Section 2 of this Agreement (the “Effective Time”), the TRA Interest shall be terminated in full and, as of the Effective Time, all rights of Parallaxes to any and all payments by Wildlife, and all obligations and liabilities of Wildlife to Parallaxes, under or in connection with the Tax Receivable Agreement, be and hereby are terminated, cancelled, and extinguished in their entirety. For the avoidance of doubt, as of immediately upon the Effective Time, (i) any and all rights of Parallaxes to any and all Tax Benefit Payments or Early Termination Payment, (ii) any other payments by, and all obligations and liabilities of Wildlife, (iii) any other rights accruing in favor of Parallaxes, and (iv) any interest, penalties, costs, fees, expenses or other rights or entitlements related to any of the foregoing, in respect of amounts payable to Parallaxes (or other rights or entitlements in favor of Parallaxes), in each case pursuant to or in connection with the Tax Receivable Agreement, shall be terminated, cancelled, and extinguished in their entirety.

2.Termination Payment. On the Effective Date, promptly following the execution of this Agreement, and in consideration for the termination of this Agreement as provided for in Section 1, Wildlife shall pay Parallaxes a termination payment equal to $7,105,554 (the “Termination Payment”) by wire transfer of immediately available funds to the account specified by Parallaxes.
3.Release. Effective automatically and without any further action by Wildlife, Parallaxes or any other Person, upon the Effective Time, each of Wildlife and Parallaxes, on behalf of itself and its past and present Affiliates and direct and indirect equityholders and its and their successors, assigns and representatives (the “Releasing Parties”), hereby unconditionally and irrevocably, waives, releases, remises and forever discharges the other party and its Affiliates (including, in the case of Wildlife, Real REMAX Group Inc. and its Affiliates) and its and their direct and indirect equityholders, directors, officers, employees, counsel, advisors, auditors, agents, representatives, successors, assigns, heirs and representatives (the “Released Parties”) from any and all liabilities and obligations of any kind under or in connection with the TRA Interest and the Tax Receivable Agreement and any and all rights, claims, debts, losses, expenses, proceedings, covenants, suits, judgments, damages, actions and causes of action and liabilities of any kind or character whatsoever, absolute or contingent, liquidated or unliquidated, known or unknown, matured or unmatured, determinable or indeterminable, suspected or unsuspected, in contract or in tort, direct or indirect, at law or in equity, that such Releasing Parties have ever had, now have or ever may have or claim to have against or with respect to the Released Parties, relating to the TRA Interest and the Tax Receivable Agreement; provided, that this waiver, release, remise and discharge does not extend to any rights under, or any claim to enforce the terms of, or any breach of, this Agreement. In furtherance of the foregoing, each of Wildlife and Parallaxes, on behalf of itself and its Releasing Parties, expressly waive and relinquish any and all rights and benefits conferred by California Civil Code § 1542 (and any similar law of any jurisdiction), which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

4.Representations and Warranties. Each of the parties hereto represents and warrants to the other party hereto as follows (which representations and warranties shall survive until the expiration of the applicable statute of limitations):

Authorization of Transaction. Such party has all requisite power and authority (corporate or otherwise) to execute and deliver this Agreement, to effectuate the termination and waivers and release contemplated by Sections 1, 2 and 3 hereof, and to perform its obligations hereunder. The execution and delivery by such party of this Agreement and the performance by such party of this Agreement and the consummation by such party of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of such party, including any action by the board of directors (or any committee of the board of directors) or the holders of any equity interests of such party.

This Agreement has been duly and validly executed and delivered by such party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, or similar laws, legal requirements and judicial decisions from time to time in effect that affect creditors’ rights generally.

(a)Non-contravention. Neither the execution and delivery by such party of this Agreement, nor the consummation by such party of the transactions contemplated hereby, will (i) conflict with or violate any provision of the organizational documents of such party, (ii) require on the part of such party any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such party or any of its properties or assets.
(b)Absence of Litigation. As of the date hereof, there is no suit, action, investigation, claim or proceeding pending or, to such party’s knowledge, threatened against or involving or affecting, such party that would reasonably be expected to impair the ability of such party to perform fully its obligations hereunder or to consummate on a timely basis the transactions contemplated hereby to be consummated by such party.
(c)No Additional Representations. Such party acknowledges that no Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information furnished or made available to such party and its representatives in connection with entering into this Agreement, except as expressly set forth in this Agreement or the Tax Receivable Agreement. Without limiting the generality of the foregoing, such party further acknowledges and agrees that, except for the representations and warranties expressly set forth in the above sub-sections of this Section 6, it has not relied on or otherwise been induced by any representation or warranty, express or implied, relating to any matter by or on behalf of the other party.
5.Further Agreements of Parallaxes. Parallaxes hereby further represents and warrants to Wildlife, as of the date of this, that: (a) Parallaxes is the sole legal and beneficial owner of all of its rights, interests and entitlements under the Tax Receivable Agreement and the Joinder and to the TRA Interest, free and clear of any lien, security interest, encumbrance, claim or restriction of any nature, and (b) Parallaxes has not, directly or indirectly, assigned, transferred or otherwise disposed of the TRA Interest or any of its rights, interests or entitlements under the Tax Receivable Agreement and the Joinder (including with respect to the payments thereunder), or granted any Person any authority with respect to such rights, interests or entitlements.
6.Further Assurances. Each party hereto agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or, in the reasonable judgment of Wildlife, as may be necessary, advisable or appropriate to carry out the intent and purposes of this Agreement.
7.Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.
8.Miscellaneous. The provisions of Sections 7.1 (Notices), 7.2 (Counterparts), 7.4 (Governing Law), 7.5 (Severability), 7.6 (Assignment; Agreements; Successors; (Waiver), 7.7 (Titles and Subtitles), 7.8 (Resolution of Disputes), 7.9 (Reconciliation), 7.10 (Withholding), 7.12

(Confidentiality) and 7.14 (Independent Nature of Rights and Obligations) of the Tax Receivable Agreement are incorporated herein by reference, mutatis mutandis, and shall as so incorporated survive any termination of the Tax Receivable Agreement and be binding upon the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

REMAX HOLDINGS, LLC

By:    Name:

Title:

PARALLAXES RAIN CO-INVESTMENT, LLC

By:

Name:

Title: